CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment Number 99 to the Registration Statement No. 2-10156 on Form N-1A of the John Hancock Investment Trust (comprised of John Hancock Balanced Fund, John Hancock Large Cap Equity Fund, John Hancock Large Cap Intrinsic Value Fund, John Hancock Small Cap Intrinsic Value Fund, and John Hancock Sovereign Investors Fund), of our reports dated February 16, 2006 on the financial statements and financial highlights in the Annual Reports to the Shareholders for the year ended December 31, 2005.

We also consent to the references to us under the headings "Financial Highlights" in the John Hancock Equity Funds Prospectus and "Independent Registered Public Accounting Firm" in the John Hancock Balanced Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, the John Hancock Large Cap Equity Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, the John Hancock Large Cap Intrinsic Value Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, the John Hancock Small Cap Equity Fund Class A, Class B, Class C, and Class I Shares Statement of Additional Information, and the John Hancock Sovereign Investors Fund Class A, Class B, and Class C Shares Statement of Additional Information.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 28, 2006